Exhibit 4.3

GUARANTY AGREEMENT

dated as of June 14, 2011

by and among

GLOBALSTAR, INC.,

Certain Subsidiaries of GLOBALSTAR, INC.
as Subsidiary Guarantors,

in favor of

U.S. BANK, NATIONAL ASSOCIATION,
as Trustee

This GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of June 14, 2011, is made by GLOBALSTAR, INC. (the “Company”), a Delaware corporation, certain Subsidiaries of the Company (such Subsidiaries, collectively, the “Subsidiary Guarantors,” and each, a “Subsidiary Guarantor”), in favor of U.S. BANK, NATIONAL ASSOCIATION, as Trustee (in such capacity, the “Trustee”) for the ratable benefit of the Holders of the Securities.

STATEMENT OF PURPOSE

WHEREAS, pursuant to the terms of the Indenture dated April 15, 2008 between the Company and the Trustee (the “Original Indenture”) and the Third Supplemental Indenture between the Company and the Trustee dated June 14, 2011 (the “Third Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), the Company will issue the Securities upon the terms and subject to the conditions set forth therein.

WHEREAS, the Board of Directors or Board of Managers, as the case may be, of each Subsidiary Guarantor is satisfied that such Subsidiary Guarantor is entering into this Guaranty for the purposes of its business and that doing so benefits each respective Subsidiary Guarantor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each Subsidiary Guarantor hereby agrees with the Trustee, for the ratable benefit of the Holders, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1            Definitions.  The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Company) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries.  As used in this definition, the term “control” means (a) the power to vote fifty percent (50%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Applicable Insolvency Laws” means all applicable laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C.  Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Company” has the meaning set forth in the Preamble of this Guaranty.

“Contribution Shares” has the meaning set forth in the Section 2.3.

“Excess Payment” has the meaning set forth in the Section 2.3.

“Final Discharge Date” means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full and none of the COFACE Finance Parties is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Company under the COFACE Finance Documents.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guaranty” has the meaning set forth in the Preamble of this Guaranty.

“Guaranty Discharge Date” means the date on which all the Guaranteed Obligations have been unconditionally, irrevocably and indefeasibly paid and discharged in full.

“Indenture” has the meaning set forth in the Statement of Purpose of this Guaranty.

“Original Indenture” has the meaning set forth in the Statement of Purpose of this Guaranty.

“Portable Shares” has the meaning set forth in the Section 2.3.

“Senior Debt” means all debt, other than any Subordinated Indebtedness, of the Company, whether currently outstanding or hereafter issued, owed to any COFACE Finance Party under or in connection with the COFACE Finance Documents, including any amendment, modification or supplement thereto or refinancing thereof; provided that, other than the COFACE Facility Obligations, any such debt (including as may be amended, modified or supplemented as permitted hereunder) that matures after the Stated Maturity shall not be Senior Debt.

“Subsidiary Guarantor” has the meaning set forth in the Preamble of this Guaranty.

“Third Supplemental Indenture” has the meaning set forth in the Statement of Purpose of this Guaranty.

“Trustee” has the meaning set forth in the Preamble of this Guaranty.

SECTION 1.2            Other Definitional Provisions.  Capitalized terms used and not otherwise defined in this Guaranty, including the preambles and recitals hereof, shall have the meanings ascribed to them in the Indenture.  In the event of a conflict between capitalized terms defined herein and in the Indenture, the Indenture shall control.  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

GUARANTY

SECTION 2.1           Guaranty.  Each Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, irrevocably and unconditionally guarantees to the Trustee for the ratable benefit of the Holders, and their respective permitted successors, endorsees, transferees and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company hereunder, the prompt payment in full and performance of all obligations of the Company, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Company, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Trustee or any Holder or acquired by the Trustee or any Holder through assignment or endorsement or otherwise pursuant to the Indenture or the Notes, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2           Bankruptcy Limitations on Subsidiary Guarantors.  Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Subsidiary Guarantor that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Subsidiary Guarantor or its assets, the amount of such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3(a).  To that end, but only in the event and to the extent that after giving effect to Section 2.3(a) such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3(a), the amount of such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws.  To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Subsidiary Guarantor.  The first sentence of this Section 2.2 is intended solely to preserve the rights of the Trustee hereunder against such Subsidiary Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Subsidiary Guarantor, the Company, any other Subsidiary Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3            Agreements for Contribution.

(a)           The Subsidiary Guarantors hereby agree among themselves that, if any Subsidiary Guarantor shall make an Excess Payment (as defined below), such Subsidiary Guarantor shall have a right of contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s Contribution Share (as defined below) of such Excess Payment.  The payment obligations of any Subsidiary Guarantor under this Section 2.3(a) shall be subordinate and subject in right of payment to the Guaranteed Obligations until the Guaranty Discharge Date and shall be subordinate and subject in right of payment to the Senior Debt until the Final Discharge Date, and none of the Subsidiary Guarantors shall exercise any right or remedy under this Section 2.3(a) against any other Subsidiary Guarantor until the later to occur of the Guaranty Discharge Date and the Final Discharge Date.  For purposes of this Section 2.3(a):

(i)           “Excess Payment” shall mean the amount paid by any Subsidiary Guarantor in excess of its Ratable Share (as defined below) of any Guaranteed Obligations;

(ii)           “Ratable Share” shall mean, for any Subsidiary Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Subsidiary Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Subsidiary Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder) of the Subsidiary Guarantors; provided, however, that, for purposes of calculating the Ratable Shares of the Subsidiary Guarantors in respect of any payment of Guaranteed Obligations, any Subsidiary Guarantor that became a Subsidiary Guarantor subsequent to the date of any such payment shall be deemed to have been a Subsidiary Guarantor on the date of such payment and the financial information for such Subsidiary Guarantor as of the date such Subsidiary Guarantor became a Subsidiary Guarantor shall be utilized for such Subsidiary Guarantor in connection with such payment; and

(iii)           “Contribution Share” shall mean, for any Subsidiary Guarantor in respect of any Excess Payment made by any other Subsidiary Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Subsidiary Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of the Subsidiary Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors) of the Subsidiary Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Subsidiary Guarantors in respect of any Excess Payment, any Subsidiary Guarantor that became a Subsidiary Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Subsidiary Guarantor on the date of such Excess Payment and the financial information for such Subsidiary Guarantor as of the date such Subsidiary Guarantor became a Subsidiary Guarantor shall be utilized for such Subsidiary Guarantor in connection with such Excess Payment.

Each of the Subsidiary Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  This Section 2.3 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Subsidiary Guarantor may have under Applicable Law against the Company in respect of any payment of Guaranteed Obligations.

(b)           No Subrogation.     Notwithstanding any payment or payments by any of the Subsidiary Guarantors hereunder, or any set-off or application of funds of any of the Subsidiary Guarantors by the Trustee or any Holder, or the receipt of any amounts by the Trustee or any Holder with respect to any of the Guaranteed Obligations, none of the Subsidiary Guarantors shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or the other Subsidiary Guarantors nor shall any of the Subsidiary Guarantors seek any reimbursement from the Company or any of the other Subsidiary Guarantors in respect of payments made by such Subsidiary Guarantor in connection with the Guaranteed Obligations, until the Guaranty Discharge Date.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time prior to the Guaranty Discharge Date, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Indenture.

SECTION 2.4            Nature of Guaranty.

(a)           Each Subsidiary Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i)           the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Indenture or any other agreement, document or instrument to which the Company or any Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(ii)          the absence of any action to enforce this Guaranty, the Indenture, or the waiver or consent by the Trustee or any Holder with respect to any of the provisions of this Guaranty or the Indenture;

(iii)         any structural change in, restructuring of or other similar change of the Company, any Subsidiary Guarantor or any of their respective Subsidiaries; or

(iv)         any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Subsidiary Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged except as under the terms of Section 2.10 and Section 3.10 of this Guaranty.

(b)           Each Subsidiary Guarantor hereby represents, warrants and agrees that the Guaranteed Obligations and any other obligations hereunder are not, and agrees that its obligations under this Guaranty shall not be, subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Trustee, the Holders or the Company whether now existing or which may arise in the future.

(c)           Each Subsidiary Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Company and any of the Subsidiary Guarantors, on the one hand, and the Trustee and any Holder, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.5            Waivers.  To the extent permitted by law, each Subsidiary Guarantor expressly waives the benefit of all provisions of Applicable Law which are or might be in conflict with this Guaranty and all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)           any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Trustee or any Holder to proceed in respect of the Guaranteed Obligations against the Company or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Subsidiary Guarantor;

(b)           any defense based upon the failure of the Trustee or any Holder to commence an action in respect of the Guaranteed Obligations against the Company, such Subsidiary Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)           any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Subsidiary Guarantor of its obligations under, or the enforcement by the Trustee or the Holders of this Guaranty;

(d)           any right of diligence, presentment, demand, protest and notice (except as specifically required herein or in the Indenture) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e)           any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Trustee or any Holder upon, or acceptance of, this Guaranty.

Each Subsidiary Guarantor agrees that any notice or directive given at any time to the Trustee or any Holder which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Trustee or such Holder, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Trustee has specifically agreed otherwise in writing.

SECTION 2.6           Modification of Indenture, etc.  Neither the Trustee nor any Holder shall incur any liability to any Subsidiary Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Subsidiary Guarantor under this Guaranty:

(a)           any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)           any action under or in respect of the Indenture in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c)           any amendment to, or modification of, in any manner whatsoever, the Indenture;

(d)           any extension or waiver of the time for performance by any Subsidiary Guarantor, any other guarantor, the Company, or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Indenture, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)           the release of anyone who may be liable in any manner for the payment of any amounts owed by any Subsidiary Guarantor, any other guarantor or the Company to the Trustee or any Holder;

(f)           any modification or termination of the terms of the Intercreditor Agreement or any other agreement pursuant to which claims of other creditors of any Subsidiary Guarantor, any other guarantor or the Company are subordinated to the claims of the Trustee or any Holder; or

(g)           any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Subsidiary Guarantor, any other guarantor or the Company to the Trustee or any Holder in such manner as the Trustee or any such Holder shall determine in its reasonable discretion.

SECTION 2.7            Demand by the Trustee.  In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Subsidiary Guarantors shall, upon demand in writing therefor by the Trustee to the Subsidiary Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

SECTION 2.8            Remedies.  Upon the occurrence and during the continuance of any Event of Default, with the consent of the Holders, the Trustee may, or upon the request of the Holders, the Trustee shall, enforce against the Subsidiary Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Trustee hereunder, under the Indenture or otherwise.

SECTION 2.9            Benefits of Guaranty.  The provisions of this Guaranty are for the benefit of the Trustee and the Holders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Company, the Trustee and the Holders, the obligations of the Company under the Indenture.  In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Trustee or any Holder to any Person or Persons as permitted under the Indenture, any reference to a “Trustee” or “Holder” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10          Termination; Reinstatement.

(a)           Subject to clause (c) below, this Guaranty shall remain in full force and effect until the Guaranty Discharge Date.

(b)           No payment made by the Company, any Subsidiary Guarantor, or any other Person received or collected by the Trustee or any Holder from the Company, any Subsidiary Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the obligations of the Subsidiary Guarantors or any payment received or collected from such Subsidiary Guarantor in respect of the obligations of the Subsidiary Guarantors), remain liable for the obligations of the Subsidiary Guarantors up to the maximum liability of such Subsidiary Guarantor hereunder until the Guaranty Discharge Date.

(c)           Each Subsidiary Guarantor agrees that, if any payment made by the Company or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened claim, then, to the extent of such payment or repayment, each Subsidiary Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Subsidiary Guarantor in respect of the amount of such payment.

SECTION 2.11          Payments.  Any payments by the Subsidiary Guarantors shall be made to the Trustee, to be credited and applied to the Guaranteed Obligations in accordance with Indenture, in immediately available funds to an account designated by the Trustee or at any other address that may be specified in writing from time to time by the Trustee.

ARTICLE III

MISCELLANEOUS

SECTION 3.1            Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 10.02 of the Indenture; provided that notices and communications to the Subsidiary Guarantors shall be directed to the Subsidiary Guarantors, at the address of the Company set forth in Section 10.02 of the Indenture.

SECTION 3.2            Amendments, Waivers and Consents.  None of the terms, covenants, agreements or conditions of this Guaranty may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Article VII of the Indenture.

SECTION 3.3            Governing Law; Service of Process.

(a)           Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York.

(b)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02 of the Indenture.  Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e)           Appointment of the Company as Agent for the Subsidiary Guarantors.  Each Subsidiary Guarantor hereby irrevocably appoints and authorizes the Company to act as its agent for service of process and notices required to be delivered under this Guaranty or the Indenture, it being understood and agreed that receipt by the Company of any summons, notice or other similar item shall be deemed effective receipt by each Subsidiary Guarantor and its Subsidiaries.

SECTION 3.4            No Waiver by Course of Conduct, Cumulative Remedies.  Neither the Trustee nor any Holder shall by any act, delay, indulgence, omission or otherwise (except by a written instrument pursuant to Section 3.2) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No delay or failure to take action on the part of the Trustee or any Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  Nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Applicable Law.

SECTION 3.5            Successors and Assigns.  The provisions of this Guaranty shall be binding upon the successors and assigns of each and shall inure to the benefit of each Subsidiary Guarantor (and shall bind all Persons who become bound as a Subsidiary Guarantor under this Guaranty) and the Trustee and their respective successors and assigns.

SECTION 3.6            Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

SECTION 3.7            Severability of Provisions.  In case any provision in this Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.8            Counterparts.  This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty or any document or instrument delivered in connection herewith by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty or such other document or instrument, as applicable.

SECTION 3.9            Integration.  This Guaranty, together with the Indenture, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Guaranty and the Indenture, the provisions of the Indenture shall control.

SECTION 3.10          General Release.  On the Guaranty Discharge Date, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Subsidiary Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

SECTION 3.11          Release of Subsidiary Guarantors.  If all the capital stock or other equity interests of one or more Subsidiary Guarantors is sold or otherwise disposed of (except to the Company or its Affiliates) or liquidated in compliance with the requirements of the Indenture and the Intercreditor Agreement and the proceeds of such sale, disposition or liquidation are applied as permitted or required by the terms of the Indenture and the Intercreditor Agreement, such Subsidiary Guarantor shall, upon consummation of such sale or other disposition, be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Subsidiary Guarantor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the equity interests of any Subsidiary Guarantor shall be deemed to be a sale of such Subsidiary Guarantor for purposes of this Section 3.11).

SECTION 3.12          All Powers Coupled With Interest.  All powers of attorney and other authorizations granted to the Trustee and any Persons designated by the Trustee or any Holder pursuant to any provisions of this Guaranty or the Indenture shall be deemed coupled with an interest and shall be irrevocable at all times prior to the Guaranty Discharge Date or so long as the Indenture has not been terminated.

SECTION 3.13          Additional Guarantors.  Each Subsidiary of the Company that is required to become a party to this Guaranty pursuant to Section 3.15 of the Third Supplemental Indenture shall become a Subsidiary Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Guarantor Assumption Agreement in the form of Annex A hereto.

ARTICLE IV

SUBORDINATION OF GUARANTEED OBLIGATIONS

SECTION 4.1            Guaranty Subordinated to Senior Debt.  The Company and each Subsidiary Guarantor covenants and agrees and each Holder, by its acceptance of a Security, likewise covenants and agrees that all Securities shall be issued and the Guaranty and the other obligations of the Subsidiary Guarantors hereunder shall be subject to the provisions of this Article IV; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of the principal of, interest, premium, and all other amounts payable, if any, on each and all of the Securities, and all payments in respect of this Guaranty, shall, to the extent and in the manner set forth in this Article IV, in the Indenture, in the Intercreditor Agreement and in this Guaranty be subordinated in right and time of payment to the prior indefeasible payment in full, in cash, of all existing and future Senior Debt.  Each Subsidiary Guarantor accepts and agrees that its rights arising by reason of the performance of its obligations under this Guaranty (including, but not limited to, any rights it may have to indemnity by the Company or to claim any contribution from any other Subsidiary Guarantor), shall, to the extent and in the manner set forth in this Article IV, in the Indenture and this Guaranty, be subordinated in right and time of payment to the prior indefeasible payment in full, in cash, of all existing and future Senior Debt.

SECTION 4.2            No Payment on Guaranteed Obligations in Certain Circumstances. No Subsidiary Guarantor shall cause or permit to be made any direct or indirect payment by or on behalf of the Company or any amounts payable on or in relation to this Guaranty, whether pursuant to the terms of the Securities or this Guaranty, upon acceleration of the Securities or otherwise unless (a) such payment is a Permitted Payment or (b) the Final Discharge Date has occurred.  Neither the Company nor any Subsidiary Guarantor shall make or cause or permit to be made any direct or indirect payment by or on behalf of the Company of the principal of, interest, premium and all other amounts payable, if any, on each and all of the Securities and no Subsidiary Guarantor shall cause or permit to be made any direct or indirect payment by or on behalf of the Company of any amounts payable on or in relation to this Guaranty, whether pursuant to the terms of the Securities or this Guaranty, upon acceleration of the Securities or otherwise unless such payment is a Permitted Payment.

SECTION 4.3            Payment over of Proceeds upon Dissolution, Etc.

(a)           Upon any payment or distribution of assets or securities of the Company or any  Subsidiary Guarantor of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company or such Subsidiary Guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Debt (including all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) shall first be indefeasibly paid in full, in cash, before the Holders, the Trustee on their behalf or any Subsidiary Guarantor shall be entitled to receive any payment by (or on behalf of) the Company or any Subsidiary Guarantor on account of the Securities or on or in relation to this Guaranty, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities or this Guaranty of any cash, property or securities.  Before any payment may be made by, or on behalf of, the Company or any Subsidiary Guarantor on any Security or on or in relation to this Guaranty to the Holders, the Trustee on their behalf or any Subsidiary Guarantor, in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the Company or any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders, the Trustee on their behalf or any Subsidiary Guarantor would be entitled, but for the provisions of this Article IV, shall be made by the Company, a Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders, the Trustee or any Subsidiary Guarantor if received by them or it, directly to the COFACE Agent for the benefit of the holders of Senior Debt, to the extent necessary to pay all such Senior Debt in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(b)           To the extent any payment of Senior Debt (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person from the holders of the Senior Debt, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

(c)           In the event that, notwithstanding the provision in clause (a) above prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company or any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee, any Holder or any Subsidiary Guarantor at a time when such payment or distribution is prohibited by clause (a) above and before all obligations in respect of Senior Debt are indefeasibly paid in full, in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the COFACE Agent for the benefit of the holders of Senior Debt, for application to the payment of all such Senior Debt remaining unpaid, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)           For purposes of this Section 4.03, the words “cash, property or securities” shall not be deemed to include (so long as the effect of this clause is not to cause the Securities, or any rights of the Holders, the Trustee and the Subsidiary Guarantors in respect of this Guaranty to be treated in any case or proceeding or similar event described in this Section 4.03 as part of the same class of claims as the Senior Debt or any class of claims pari passu with, or senior to the Senior Debt) for any payment or distribution, securities of any Subsidiary Guarantor or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities and any rights of the Holders, the Trustee and the Subsidiary Guarantors in respect to this Guaranty are subordinated, to the payment of all Senior Debt then outstanding; provided that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Debt and (ii) the rights of the holders of the Senior Debt are not, without the consent of the COFACE Agent, altered by such reorganization or readjustment. The consolidation of the Company or any Subsidiary Guarantor with, or the merger of the Company or any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of the Company or any Subsidiary Guarantor following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Section 8.1 of the Original Indenture or Section 3.11 of this Guaranty shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 4.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in the Section 8.1 of the Original Indenture and Section 3.11 of this Guaranty, as applicable.

SECTION 4.4            Payment Over of Other Proceeds.

(a)           If at any time prior to the Final Discharge Date, the Trustee, any Holder or any Subsidiary Guarantor receives or recovers:

(i)           any payment or distribution of, or on account of or in relation to, the Securities or this Guaranty which is not a Permitted Payment, except the distribution of shares of Common Stock upon conversion of the Securities in accordance with the terms of the Indenture;

(ii)           any amount by way of set-off in respect of the Securities or this Guaranty; or

(iii)           any distribution in cash or in kind made as a result of the occurrence of an Insolvency Event;

the Trustee,  such Holder or that Subsidiary Guarantor (as the case may be) shall hold that amount in trust for the COFACE Security Agent and inform the COFACE Security Agent and as soon as reasonably practicable (and in any event, within five (5) Business Days) pay that amount or an amount equal to that receipt or recovery to the COFACE Security Agent, to be held on trust by the COFACE Security Agent for application in accordance with the terms of the COFACE Finance Documents.

(b)           If the Company or any Subsidiary Guarantor receives or recovers any sum which, under the terms of any of the COFACE Finance Documents, should have been paid to the COFACE Security Agent, the Company or such Subsidiary Guarantor shall hold that amount in trust for the COFACE Security Agent and promptly pay that amount to the COFACE Security Agent, or, if this trust cannot be given effect to, the Company or such Subsidiary Guarantor will promptly pay an amount equal to that receipt or recovery to the COFACE Security Agent for application in accordance with the terms of the COFACE Finance Documents.

SECTION 4.5            Subrogation.

(a)           Upon the Final Discharge Date, the Holders, the Trustee and the Subsidiary Guarantors shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company or any Subsidiary Guarantor made on such Senior Debt until the principal of, premium, if any, and interest on the Securities and any obligations of the Company in respect of this Guaranty shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders, the Trustee on their behalf or any Subsidiary Guarantor would be entitled except for the provisions of this Article IV, and no payment pursuant to the provisions of this Article IV to the holders of Senior Debt by the Holders or the Trustee on their behalf shall, as between the Company, the Subsidiary Guarantors, their respective creditors other than holders of Senior Debt, the Holders, the Trustee on their behalf and the Subsidiary Guarantors be deemed to be a payment by the Company or such Subsidiary Guarantor to or on account of the Senior Debt.  It is understood that the provisions of this Article IV are intended solely for the purpose of defining the relative rights of the Holders, the Trustee on their behalf and Subsidiary Guarantors on the one hand, and the holders of the Senior Debt, on the other hand.

(b)           If any payment or distribution to which the Holders, the Trustee on their behalf or any Subsidiary Guarantor would otherwise have been entitled but for the provisions of this Article Two shall have been applied, pursuant to the provisions of this Article Two, to the payment of all amounts payable under Senior Debt, then, and in such case, the Holders, the Trustee on their behalf or any Subsidiary Guarantor (as the case may be) shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make indefeasible payment in full, in cash, of such Senior Debt of such holders.

SECTION 4.6            Guaranty Obligations Unconditional.  Nothing contained in this Article IV or elsewhere in this Guaranty is intended to or shall impair, as among the Company, the Subsidiary Guarantors and the Holders, (i) the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or (ii) the obligations of the Company to the Subsidiary Guarantors under this Guaranty, or (iii) the obligations of the Subsidiary Guarantors to the Holders under this Guaranty, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Subsidiary Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holders, the Trustee on their behalf or the Subsidiary Guarantors from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, this Guaranty, subject to the rights of the holders of the Senior Debt pursuant to Section 4.13 hereof, and otherwise pursuant to this Article IV.

SECTION 4.7            Notice to Trustee. Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Securities or this Guaranty pursuant to the provisions of this Article IV. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of such Subsidiary Guarantor, or by a holder of Senior Debt or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article VI of the Original Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 4.7 at least two Business Days prior to the date upon which, by the terms of the Indenture, any monies shall become payable for any purpose, then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from such Subsidiary Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Guaranteed Obligations prior to such application. Nothing contained in this Section 4.7 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article IV. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

SECTION 4.8            Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets or securities referred to in this Article IV, the Trustee, the Holders and the Subsidiary Guarantors shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee, to the Holders or to the Subsidiary Guarantors (as the case may be) for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other debt of the Company and the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

SECTION 4.9            Subordination Rights Not Impaired by Acts or Omissions of the Company, the Subsidiary Guarantors or Holders of Senior Debt.  No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article IV will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Subsidiary Guarantor with the terms of the Indenture, the Intercreditor Agreement or this Guaranty, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article IV are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 4.10          Holders Authorize Trustee to Effectuate.   Each Holder by its acceptance of any Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article IV, the Indenture, this Guaranty, and the Intercreditor Agreement and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company or any Subsidiary Guarantor, the filing of a claim for the unpaid balance of the Securities or the Guaranteed Obligations in the form required in those proceedings.

SECTION 4.11         Not to Prevent Events of Default.  The failure to make a payment on account of principal of, premium, if any, or interest on the Securities or to make any payment in respect of this Guaranty by reason of any provision of this Article IV will not be construed as preventing the occurrence of an Event of Default.

SECTION 4.12          No Waiver of Subordination Provisions.  The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, the Holders or the Subsidiary Guarantors without incurring responsibility to the Holders or the Subsidiary Guarantors and without impairing or releasing the subordination provided in this Article IV or the obligations hereunder of the Holders or the Subsidiary Guarantors to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company, any Subsidiary Guarantor and any other Person.

SECTION 4.13          Limitations on Enforcement.

Until the Final Discharge Date, no Guarantor shall, and notwithstanding anything to the contrary contained in Article 5 of the Third Supplemental Indenture or Article 6 of the Original Indenture, until the Final Discharge Date no Holder shall or shall cause the Trustee to, and each Holder hereby instructs and directs the Trustee not to:

(a)           Seek direct or indirect recovery, payment or repayment of, or permit direct or indirect payment or repayment of any of the Securities or other amounts payable by the Company or the Subsidiary Guarantors in respect thereof, provided that payment of a Permitted Payment is not prohibited by this Section 4.13;

(b)           accelerate, demand, sue for (or participate in any suit for) or accept from the Company or any Subsidiary Guarantor any payment in respect of the Securities or this Guaranty or take any other action to enforce its rights or to exercise any remedies in respect of the Securities this Guaranty (whether upon the occurrence or during the occurrence of an Event of Default or otherwise) unless requested to do so by the COFACE Agent;

(c)           assign, transfer or otherwise dispose of, or make demand for or accept, receive or permit to subsist any lien in respect of, all or any Securities or any interests therein or any rights which it may have against the Company or any Subsidiary Guarantor in respect of all or any part of the Securities or pursuant to this Guaranty to or in favor of any person;

(d)           file or join in any petition to commence any winding-up proceedings or an order seeking reorganization or liquidation of the Company or any Subsidiary Guarantor, or take any other action for the winding-up, dissolution or administration of the Company or any Subsidiary Guarantor or take, or agree to, any other action which could or might lead to the bankruptcy, insolvency or similar process of the Company or any Subsidiary Guarantor unless requested to do so by the COFACE Agent;

(e)           claim, rank or prove as a creditor of the Company or any Subsidiary Guarantor in competition with any COFACE Finance Party in connection with the obligations of the Company and the Subsidiary Guarantors under the Securities or this Guaranty; and/or

(f)           otherwise exercise or pursue any remedy for the recovery of any Securities or in respect of any rights arising in connection with such Securities or under this Guaranty.

SECTION 4.14          Non-competition.

Until the Final Discharge Date, neither the Company nor any Subsidiary Guarantor nor the Trustee on behalf of any Holder nor any Holder will by virtue of any payment or performance by it under this Guaranty:

(a)
be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or the COFACE Agent or the COFACE Security Agent or any trustee or agent on their behalf) or be entitled to any right of contribution or indemnity;

(b)
claim, rank, prove or vote as a creditor of the Company or any other Subsidiary Guarantor or its estate in competition with any Finance Party (or the COFACE Agent or the COFACE Security Agent or any  trustee or agent on their behalf);

(c)
receive, claim or have the benefit of any payment, distribution or security from or on account of the Company or any Subsidiary Guarantor or other person (but without prejudice to any right to the benefit of any Permitted Payments); or

(d)	initiate, prosecute, or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection, or priority of the Senior Debt or any liens securing the Senior Debt.

SECTION 4.15          Filing of Claims Upon an Insolvency Event.

After the occurrence of an Insolvency Event, each Holder and each Subsidiary Guarantor irrevocably authorizes, empowers and appoints the COFACE Security Agent to take any of the following actions, in accordance with the terms of the Indenture and this Guaranty (provided that the COFACE Security Agent shall have no obligation to take any such actions):

(a)	accelerate repayment of any Securities or otherwise declare any Securities prematurely due and payable or payable on demand;

(b)
enforce, sue or prove for any claim for repayment of any Securities, payment on or in relation to this Guaranty or payment by execution or otherwise or institute any creditor’s process whether before or after judgment, or any equivalent or like process in any jurisdiction;

(c)
in respect of any Securities or this Guaranty, take, or permit to be taken, any action or step, or petition, apply or vote for, initiate or support any step (including the appointment of any liquidator, receiver, administrator or similar officer), to commence or continue any proceedings against the Company or any Subsidiary Guarantor or in relation to the bankruptcy, insolvency, winding-up, liquidation, receivership, administration, reorganization, dissolution or similar proceedings of the Company or any suspension of payments or moratorium of any indebtedness of the Company, or any analogous procedure or step in any jurisdiction;

(d)	commence or join any legal or arbitration action or proceedings against the Company or any Subsidiary Guarantor to recover in respect of any Securities or this Guaranty;

(e)
make any demand against the Company or any Subsidiary Guarantor in relation to any guaranty, indemnity or other assurance against loss in respect of the Securities or exercise any right to require the Company to acquire the Securities (including exercising any put or call option against the Company for the redemption or purchase of the Securities);

(f)	exercise any right of set-off against the Company or any Subsidiary Guarantor in respect of the Securities or this Guaranty;

(g)
enter into any composition, assignment or arrangement with the Company or any Subsidiary Guarantor in order to effect or protect its rights under the Indenture, this Guaranty or any COFACE Finance Document;

(h)	collect and receive all distributions on, or on account of, any or all of the Securities or this Guaranty; or

(i)
otherwise exercise or pursue any remedy and do all other things the COFACE Security Agent considers reasonably necessary for the recovery of any Securities or in respect of any rights arising in connection with such Securities or this Guaranty.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and each of the Subsidiary Guarantors has executed and delivered this Guaranty under seal by its duly authorized officers, all as of the day and year first above written.

Globalstar, Inc.		GSSI, LLC

By:	/s/ Peter J. Dalton	By:	/s/ Anthony J. Navarra
Name:	Peter J. Dalton	Name:	Anthony J. Navarra
Title:	Assistant Vice President	Title:	President

Globalstar C, LLC		Globalstar USA, LLC

By:	/s/ Anthony J. Navarra	By:	/s/ Anthony J. Navarra
Name:	Anthony J. Navarra	Name:	Anthony J. Navarra
Title:	President	Title:	President

Globalstar Leasing LLC		Spot LLC

By:	/s/ Anthony J. Navarra	By:	/s/ Peter J. Dalton
Name:	Anthony J. Navarra	Name:	Peter J. Dalton
Title:	President	Title:	President

ATSS Canada, Inc.		Globalstar Brazil Holdings, L.P.

By:	/s/ Anthony J. Navarra	By:	/s/ Dirk Wild
Name:	Anthony J. Navarra	Name:	Dirk Wild
Title:	President	Title:	Treasurer

GCL Licensee LLC		GUSA Licensee LLC

By:	/s/ Anthony J. Navarra	By:	/s/ Anthony J. Navarra
Name:	Anthony J. Navarra	Name:	Anthony J. Navarra
Title:	President	Title:	President

Globalstar Licensee LLC		Globalstar Security Services, LLC

By:	/s/ Anthony J. Navarra	By:	/s/ Anthony J. Navarra
Name:	Anthony J. Navarra	Name:	Anthony J. Navarra
Title:	President	Title:	President

[Signature Pages Continue]

[Guaranty Agreement – Globalstar, Inc.]

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Dan Boyers
Name: Dan Boyers
Title: Assistant Vice President

[Guaranty Agreement – Globalstar, Inc.]

ANNEX A

GUARANTOR ASSUMPTION AGREEMENT, dated as of ________________, 20[  ] made by __________________________, a ______________ __________(the “Additional Guarantor”), in favor of U.S. Bank, National Association, as Trustee (the “Trustee”) for the ratable benefit of the Holders of the Securities issued under the Indenture referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

WITNESSETH:

                  WHEREAS, Globalstar, Inc., a Delaware corporation (the “Company”), has entered into an Indenture dated April 15, 2008 between the Company and the Trustee (the “Original Indenture”) and the Third Supplemental Indenture between the Company and the Trustee dated June 14_, 2011 (the “Third Supplemental Indenture” and, together with the Original Indenture, the “Indenture”);

                  WHEREAS, in connection with Indenture, the Company and certain of its Subsidiaries (other than the Additional Guarantor) have entered into the Guaranty  Agreement, dated as of June 14, 2011(as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”) in favor of the Trustee for the ratable benefit of the Holders of the Securities issued under the Indenture;

                  WHEREAS, the Indenture requires the Additional Guarantor to become a party to the Guaranty Agreement; and

                  WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1.  Guaranty Agreement.  By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 3.13 of the Guaranty Agreement, hereby becomes a party to the Guaranty Agreement as a Subsidiary Guarantor thereunder with the same force and effect as if originally named therein as a Subsidiary Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Subsidiary Guarantor thereunder.

                  2.  Governing Law.  This Assumption Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGE FOLLOWS]

[Guaranty Agreement – Globalstar, Inc.]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

[Guaranty Agreement – Globalstar, Inc.]